EXHIBIT 11(a)







                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Counsel and Independent Auditors" and to the use of our report on The Gabelli U.S. Treasury Money Market Fund dated November 6, 1998, in this Registration Statement (Form N-1A No. 33-48220) of The Gabelli Money Market Funds.




                                          ERNST & YOUNG LLP

New York, New York
November 23, 1998